                                                                    EXHIBIT 99.2

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT, dated as of September 9, 1998 (the "AGREEMENT"), is between LAWRENCE D. FIELD (the "STOCKHOLDER") and the entities listed on the signature page hereto ("BUYERS").

         WHEREAS, Buyers, Silverado Foods, Inc. ("PARENT") and Mom's Best Services, a Florida corporation and a wholly owned subsidiary of Parent ("EXISTING SUB"), have entered into the Agreement of Stock Purchase and Sale, dated as of August 14, 1998 (the "STOCK PURCHASE AGREEMENT"), providing for, among other things, the acquisition by Buyers of ninety percent (90%) of the capital stock of Existing Sub owned by Parent (the "SUBSIDIARY SHARES"), such acquisition on the terms and subject to the conditions set forth in the Stock Purchase Agreement;

         WHEREAS, it is a closing condition to the Stock Purchase Agreement that all consents and approvals from Parent's stockholders which are required for the consummation of the transactions contemplated under the Stock Purchase Agreement shall have been obtained;

         WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of 4,874,171 shares (the "SHARES") of Common Stock, par value $.01 per share, of Parent (the "PARENT COMMON STOCK"); and

         WHEREAS, Buyers have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows (all capitalized terms used in this Agreement and not specifically defined shall have the meanings set forth in the Stock Purchase Agreement):

                                    ARTICLE 1

                         REPRESENTATIONS AND WARRANTIES

        1.1 The Stockholder is the holder and beneficial owner of the Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. The Stockholder does not own, either beneficially or of record, any shares of capital stock of Parent, other than the Shares. As of the date of this Agreement and at any meeting of the stockholders of Parent held during the term of this Agreement, subject to the limitations imposed by Sections 1145-1155 of the Oklahoma General Corporation Act (the "CONTROL SHARE LIMITS"), the Stockholder has and shall have the ability to vote all the Voting Shares (as defined below) in accordance with Article 2 of this Agreement. Except as provided in this Agreement, the Stockholder has not appointed or granted any proxy or entered into a voting agreement, which appointment, agreement or grant is still effective, with respect to any of the Voting Shares.



                                       1.
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        1.2 This Agreement (i) is duly and validly executed on behalf of the
Stockholder, and (ii) constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

                                   ARTICLE 2

                                VOTING OF SHARES

        2.1 VOTING AGREEMENT. The Stockholder hereby agrees, during the time this Agreement is in effect, (a) at any meeting of the stockholders of Parent to consider and vote upon the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, including, without limitation, the Contribution and the sale of the Subsidiary Shares to Buyers and any other matter in connection therewith, subject to the Control Share Limits, to appear, or cause the holder of record of the Voting Shares on the applicable record date (the "RECORD HOLDER") to appear, in person or by proxy, at any annual or special meeting of stockholders of Parent (and every adjournment or postponement thereof) for the purpose of obtaining a quorum; (b) to vote, or cause the Record Holder to vote, in person or by proxy, at a meeting or by written consent in lieu of a meeting or otherwise, all of the shares of the Parent Common Stock owned or with respect to which the Stockholder has or shares voting power and shares of Parent Common Stock which shall, or with respect to which voting power shall, hereafter be acquired by the Stockholder (collectively, the "VOTING SHARES") in favor of the Stock Purchase Agreement (as in effect on the date hereof) and the transactions contemplated by the Stock Purchase Agreement (including, without limitation, the Contribution and sale of the Shares to Buyers contemplated thereby); (c) to vote, or cause the Record Holder to vote at a meeting or by written consent in lieu of a meeting or otherwise, the Voting Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Parent under the Stock Purchase Agreement (it being understood that, for purposes of determining such breach, all materiality qualifications to such representations and warranties shall be disregarded), or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Stock Purchase Agreement not being fulfilled; and (d) to vote, or cause the Record Holder to vote at a meeting or by written consent in lieu of a meeting or otherwise, such Voting Shares against: (i) any extraordinary corporate transaction (other than the transactions contemplated by the Stock Purchase Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Parent or any of its Subsidiaries (including, without limitation, Existing Sub); (ii) a sale or transfer of a material amount of the assets of Parent or any of its Subsidiaries (including, without limitation, Existing Sub) relating to the Business to any Person other than as contemplated by the Stock Purchase Agreement; and (iii) a sale, transfer or any similar disposition of, including, without limitation, any distribution to any stockholder of Parent of, shares of stock of Existing Sub. The Stockholder acknowledges receipt and review of a copy of the Stock Purchase Agreement. Notwithstanding any other provision of this Section 2.1, the provisions of such Section shall not prohibit or restrain the Stockholder from complying with his fiduciary obligations as a director or officer of Parent.



                                       2.
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        2.2 IRREVOCABLE PROXY. Concurrently with the execution of this
Agreement, the Stockholder agrees to deliver to Buyers a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by law, with respect to the Voting Shares, and shall be deemed to be coupled with an interest. The Stockholder understands and agrees that such proxy shall be used in the event that the Stockholder fails or is unable to vote the Voting Shares in accordance with Article 2.

        2.3 NO INCONSISTENT AGREEMENTS. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Stock Purchase Agreement, the Stockholder shall not deposit any of the Voting Shares into a voting trust, or enter into any voting agreement or grant a proxy or power of attorney with respect to the Voting Shares which is inconsistent with this Agreement.

        2.4 NON-SOLICITATION. The Stockholder agrees that, for the term of this Agreement, the Stockholder shall not, directly or indirectly, and the Stockholder shall ensure that his representatives do not, directly or indirectly: (a) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or Acquisition Transaction (as such terms are defined in the Stock Purchase Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Transaction; (b) furnish any information regarding Existing Sub or Parent to any person or entity in connection with an Acquisition Proposal or Acquisition Transaction; or (iii) engage in discussions with any person or entity with respect to any Acquisition Proposal or Acquisition Transaction. The Stockholder shall immediately cease and discontinue, and the Stockholder shall ensure that his representatives immediately cease and discontinue, any existing discussions with any person or entity that relate to any Acquisition Proposal or Acquisition Transaction.

                                    ARTICLE 3

                            RESTRICTIONS ON TRANSFER

        3.1 TRANSFER OF TITLE.

            (a) The Stockholder hereby covenants and agrees that the Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer, agree or otherwise sell, assign, pledge, hypothecate, encumber, transfer, exchange, or dispose of any Voting Shares, any options or warrants to purchase any shares of Parent Common Stock, or any securities or rights convertible into or exchangeable for shares of Parent Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Buyers.

            (b) The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of any Voting Shares consistent with the terms of this Section 3.1.





                                       3.
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                                    ARTICLE 4

                                  MISCELLANEOUS

        4.1 TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Stock Purchase Agreement in accordance with its terms pursuant to Article XI of the Stock Purchase Agreement, or (b) the consummation of the transactions contemplated by the Stock Purchase Agreement in accordance with its terms.

        4.2 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

        4.3 ASSIGNMENT. This Agreement and all obligations of the Stockholder hereunder are personal to the Stockholder and may not be transferred or assigned by the Stockholder at any time. Buyers may assign their respective rights under this Agreement to their respective affiliates at any time.

        4.4 SUCCESSORS AND AFFILIATES. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Stockholder shall acquire ownership of, or voting power with respect to, any additional Voting Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for Parent Common Stock, operation of law or otherwise, such Voting Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Voting Shares, the Stockholder shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, the Stockholder specifically agrees that the obligations of the Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Stockholder or otherwise.

        4.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Buyer and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Buyer and the Stockholder with respect to the subject matter hereof.

        4.6 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereof.

        4.7 WAIVERS. No failure on the part of Buyers to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyers in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Buyers shall not be deemed to have waived any claim arising out of this Agreement,





                                       4.

or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        4.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        4.9 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (or postage prepaid, return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                If to the Stockholder, to the Stockholder at:

                           Lawrence D. Field
                           6846 South Canton, Suite 110
                           Tulsa, Oklahoma  74136
                           Telephone:
                           Facsimile:

                With a copy to:

                           Conner & Winters
                           3700 First Place Tower
                           15 East Fifth Street
                           Tulsa, Oklahoma 74103-4344
                           Attention:       R. Kevin Redwine
                           Telephone:       (918) 586-5711
                           Facsimile:       (918) 586-8982





                                       5.
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                If to Buyers, at:

                           Swander Pace Capital Fund, L.P.
                           345 California Street, Suite 2500
                           San Francisco, California 94104
                           Attention:       Andrew H. Richards
                           Telephone:       (415) 477-8500
                           Facsimile:       (415) 477-8510


                With a copy to:

                           Cooley Godward LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco, California 94111-3580
                           Attention:       Samuel M. Livermore
                           Telephone:       (415) 693-2000
                           Facsimile:       (415) 951-3699


        4.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

        4.11 FURTHER ASSURANCES. The Stockholder shall execute and/or cause to be delivered to Buyers or Existing Sub such instruments and other documents and shall take such other actions as Buyers may reasonably request to effectuate the intent and purposes of this Agreement.

        4.12 SURVIVAL. The representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated in the Stock Purchase Agreement.



                                       6.
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         IN WITNESS WHEREOF, each of the parties hereto have caused this
Agreement to be duly executed on the date hereof.

                                         STOCKHOLDER:

                                         /s/ Lawrence D. Field
                                         --------------------------------------
                                         Name: Lawrence D. Field



                                         BUYERS:

                                         SWANDER PACE CAPITAL FUND, L.P.
                                         By Swander Pace Capital LLC,
                                         its General Partner


                                         By: /s/ Andrew Richards
                                            -----------------------------------
                                            Name: Andrew Richards
                                                 ------------------------------
                                            Title: Manager
                                                  -----------------------------


                                         SPC GP FUND, LLC


                                         By: /s/ Andrew Richards
                                            -----------------------------------
                                            Name: Andrew Richards
                                                 ------------------------------
                                            Title: Manager
                                                  -----------------------------


                                         SPC EXECUTIVE ADVISORS FUND, LLC


                                         By: /s Andrew Richards
                                            -----------------------------------
                                            Name: Andrew Richards
                                                 ------------------------------
                                            Title: Manager
                                                  -----------------------------




                                       7.

                            LIMITED IRREVOCABLE PROXY

         The undersigned stockholder of SILVERADO FOODS, INC. ("PARENT"), hereby irrevocably appoints SWANDER PACE CAPITAL FUND, L.P., SPC GP FUND, LLC and SPC EXECUTIVE ADVISORS FUND, LLC (collectively, "BUYERS"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote the shares of capital stock of Parent which the undersigned is entitled to vote at any meeting of the stockholders of Parent (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting or otherwise, which shares are listed below and any and all other shares of capital stock of Parent acquired by the undersigned (or which the undersigned is otherwise entitled to vote) on or after the date hereof (collectively, the "VOTING SHARES"), but only with respect to: (a) the Agreement of Stock Purchase and Sale by and among Parent, Buyers and Mom's Best Services, a wholly owned subsidiary of Parent (the "STOCK PURCHASE AGREEMENT"), (b) the transactions contemplated by the Stock Purchase Agreement; (c) any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Parent under the Stock Purchase Agreement (it being understood that, for purposes of determining such breach, all materiality qualifications to such representations and warranties shall be disregarded), or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Stock Purchase Agreement not being fulfilled; and (d) any extraordinary corporate transaction (other than the transactions contemplated by the Stock Purchase Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Parent or any of its subsidiaries; (e) a sale or transfer of a material amount of the assets of Parent or any of its subsidiaries relating to Parent's Nonni's biscotti business to any person or entity other than as contemplated by the Stock Purchase Agreement; and (f) a sale, transfer or any similar disposition of, including, without limitation, any distribution to any stockholder of Parent of, shares of stock of Mom's Best Services. This Proxy shall be in effect until the earlier of: (a) the termination of the Stock Purchase Agreement in accordance with its terms pursuant to Article XI of the Stock Purchase Agreement, or (b) the consummation of the transactions contemplated by the Stock Purchase Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Voting Shares, if any, are hereby revoked, but only to the extent that they relate to the matters identified herein. This proxy is irrevocable and is granted in connection with that certain Voting Agreement dated as of even date herewith, executed by the undersigned stockholder in favor of Buyers. The attorneys and proxies named above will be empowered at any time prior to the termination of the Stock Purchase Agreement (i) to exercise all voting and other rights of the undersigned with respect to the Voting Shares, if any (including, without limitation, the power to execute and deliver written consents with respect to the Voting Shares, if any), but only with respect to the matters identified herein, at every meeting of the stockholders of Parent (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting, or otherwise, and (ii) to vote the Voting Shares in favor of approval of the Stock Purchase Agreement and the transactions contemplated therein. Notwithstanding anything contained herein to the contrary, this proxy shall not grant to any party the right to vote on, and the undersigned shall retain all rights to vote with respect thereto, the matters set forth in Schedule 7.2 of the Stock Purchase Agreement, other than the first item set forth in such Schedule.






                                       8.

Any obligation of the undersigned pursuant to this Proxy shall be binding upon the successors and assigns of the undersigned.

Dated August ___, 1998                               STOCKHOLDER




                                                     -------------------------
                                                     Lawrence D. Field


SHARES WHICH STOCKHOLDER
IS ENTITLED TO VOTE


_____________________________shares
of Common Stock of Parent







                                       9.

                      AGREEMENT OF STOCK PURCHASE AND SALE

                                  BY AND AMONG

                              SILVERADO FOODS, INC.

                            MOM'S BEST SERVICES, INC.

                                       AND

                 THE PARTIES LISTED ON EXHIBIT A ATTACHED HERETO


                           DATED AS OF AUGUST 14, 1998